Exhibit 99.1

Golden Path Acquisition Corporation Announces Pricing of Initial Public Offering

NEW YORK, June 22, 2021 /PRNewswire/ -- Golden Path Acquisition Corporation, a Cayman Island exempt company (NASDAQ: GPCOU), announced today that it priced its initial public offering of 5,000,000 units at $10.00 per unit.

The Company's units are expected to be listed on NASDAQ Stock Market LLC Capital Market ("NASDAQ") and trade under the ticker symbol "GPCOU" beginning Tuesday, June 22, 2021. Each unit consists of one ordinary share par value $0.0001 per share, one right to receive one tenth (1/10) of an ordinary share and one redeemable warrant to acquire one-half an ordinary share at an exercise price of $11.50 for each whole share. The underlying securities of the units are not trading separately at this time. Once the securities comprising the units begin separate trading, the shares, rights, and warrants are expected to be listed on NASDAQ under the symbols "GPCO", "GPCOR" and "GPCOW", respectively.

The offering is expected to close on Thursday, June 24, 2021 subject to customary closing conditions.

Ladenburg Thalmann & Co. Inc. acted as book-running manager and Brookline Capital Markets, a division of Arcadia Securities, LLC, acted as co-manager for the offering.

The Company's sponsor, Greenland Asset Management Corporation, a British Virgin Islands company, and/or its designees, has committed and agreed to purchase an aggregate of 248,000 units at a price of $10.00 per unit for an aggregate purchase price of $2,480,000, in a private placement that will close simultaneously with the closing of the Company's initial public offering ("private placement units"). Each private placement unit shall consist of one ordinary share, one right to receive one-tenth (1/10) of an ordinary share upon the consummation of an initial business combination and one private placement warrant exercisable to purchase one-half of one ordinary share at a price of $11.50 per whole share.

A portion of the proceeds from the private placement subscription from the sponsor will be added to the gross proceeds from the underwritten offering to be placed in trust with Wilmington Trust, National Association.

A registration statement on Form S-1 relating to these securities (Sec File Number 333-255297) was declared effective by the Securities and Exchange Commission on June 11, 2021. The offering is being made only by means of a prospectus, copies of which may be obtained by contacting Ladenburg Thalmann & Co., Inc. located 640 5th Ave., 4th Floor, New York, NY 10019 or at prospectus@ladenburg.com. Copies of the registration statement can be accessed through the SEC's website at https://protect-us.mimecast.com/s/7tSdCmZE9WSWDlKxFGNUxb?domain=sec.gov.

About Golden Path Acquisition Corporation

Golden Path Acquisition Corporation is a newly organized blank check company formed under the laws of the Cayman Islands for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company's efforts to identify a prospective target business will not be limited to a particular industry or geographic region.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including the successful consummation of the Company's initial public offering, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Company Contacts:

Golden Path Acquisition Corporation
100 Park Avenue
New York,
New York 10017
Tel.: (917) 267-4569
Email: ceo@goldenpath.cn
Attn.: Shaosen Cheng, Chief Executive Officer